Morgan, Lewis & Bockius LLP
2000 One Logan Square
Philadelphia, PA  19103-6993
215-963-5000
Fax: 215-963-5299




January 10, 1997


Neose Technologies, Inc.
102 Witmer Road
Horsham, PA  19044

Re:  Neose Technologies, Inc.
     Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Neose Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of 1,250,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Second Amended and Restated Certificate of Incorporation; (c) the Company's Amended and Restated By-Laws; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; (e) the draft of the Placement Agency Agreement;
(f) the draft of the Escrow Agreement; and (g) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable shares of Common Stock when issued by the Company in accordance with the resolutions adopted by the Board of Directors of the Company and the plan of distribution described in the Registration Statement.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended.

Neose Technologies, Inc.
January 10, 1997
Page 2


We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion and consenting to such reference, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,


/s/Morgan, Lewis & Bockius LLP